                             SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12
_________________________ANALOGIC CORPORATION____________________________
(Name of Registrant as Specified in its Charter)
_________________________________________________________________________

(Name of Person(s) Filing Proxy Statement) Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
[ ] $500 per each party to the controversy pursuant to exchange Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
    ________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    ________________________________________________________________
4)  Proposed maximum aggregate value of transaction:
    ________________________________________________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)  Amount Previously Paid:________________________________________________
2)  Form, Schedule or Registration Statement No.:
    _______________________________________________________________________
3)  Filing Party:__________________________________________________________
4)  Date filed:____________________________________________________________

[COMPANY LOGO]
Analogic Corporation

Notice of Annual Meeting of Stockholders of
Analogic Corporation to be Held January 24, 1997

         The Annual Meeting of Stockholders of Analogic
Corporation (the "Company") will be held at the Company's headquarters located at 8 Centennial Drive, Peabody,
Massachusetts, (Centennial Industrial Park) on Friday, January
24, 1997 at 11:00 o'clock in the morning for the following purposes:

         (1) To determine the number of Directors for the ensuing year and to elect two Class II directors for a three-year term, to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified.

         (2) To consider and act upon the matter of adopting and approving the Company's Non-Qualified Stock Option Plan for Non-Employee Directors, dated January 31, 1997, a copy of which is attached as Exhibit "A" to the within proxy statement.

         (3) To consider and act upon the matter of ratifying the selection by the Board of Directors of Coopers & Lybrand L.L.P. as auditors of the Company for the current fiscal year.

         (4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

        The Board of Directors has fixed the close of business on November 27, 1996, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.


                                          Julian Soshnick

                                                  Clerk

December 2, 1996


                IF YOU ARE ENTITLED TO VOTE AT THE MEETING
                KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation
8 Centennial Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on January 24, 1997


         This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 24, 1997 (the "Meeting"), and is being mailed, together with the form of proxy solicited, to each stockholder of the Company on or about December 2, 1996.

         The enclosed proxy, if executed and returned, will be voted by the Proxy Holders as directed on the proxy and, in the absence of such direction, to fix the number of directors for the ensuing year at eight and for the election of the nominees as directors, for the adoption of the new Non-Qualified Stock Option Plan for Non-Employee Directors dated
January 31, 1997, for the ratification of the selection of Coopers & Lybrand L.L.P. as auditors for the current fiscal year, and in accordance with their best judgment if any other matter shall properly come before the Meeting.

         Any stockholder giving a proxy in the accompanying form (the "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the clerk at the Meeting.


Stock and Stock Ownership

         The holders of record of shares of Common Stock, $.05 par value, at the close of business on November 27, 1996, may vote at the Meeting. On November 27, 1996, there were issued and outstanding __________ shares of Common Stock of the Company (not including
_________ shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

         The following table sets forth information as to all persons (including any "group", as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to have owned beneficially 5% or more of its Common Stock as of November 27, 1996, based upon information received from or on behalf of the persons named. Unless noted, otherwise, the beneficial owners listed have sole voting and investment power with respect to the shares listed.

                                 Amount and Nature of          Percent
Name and Address                 Beneficial Ownership         of Class

Bernard M. Gordon Charitable
   Remainder Unitrust
         Bernard M. Gordon
         Julian Soshnick
         Gerald P. Bonder, Trustees
         8 Centennial Drive
         Peabody, MA 01960


Private Capital Management Inc.
         3003 Ninth Street
         Naples, FL 33940



T. Rowe Price
         100 East Pratt Street
         Baltimore, MD 21202




(1) Exclusive of 6,000 shares owned by Mr. Gordon's wife, as to which he disclaims any beneficial interest.

(2) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.

PROPOSAL I
ELECTION OF DIRECTORS

   The Company's Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a three-year term of office following the initial classification. The term of one class expires each year. The terms of two directors, Bruce R. Rusch and Bruce W. Steinhauer, will expire at the Meeting. Bruce R. Rusch and Bruce W. Steinhauer have been nominated for election as the Class II directors, to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

   It is the intention of the persons named as Proxy Holders to fix the number of directors for the ensuing year at eight and to vote for the election of the nominees as Class II directors. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named Proxy Holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominee for Class II director is indicated by two asterisks.
                                                                                Amount and Nature of
                                                                               Beneficial Ownership of
                                                                                 The Company's Common
                                            Principal Occupation    Director         Stock as of
Name                               Age      Or Employment           Since           October 31, 1996
If elected, Term expires in
2000:
Bruce R. Rusch **                   53      President and Chief        1993          45,000 (5)*
                                            Operating Officer of
                                            the Company

Bruce W. Steinhauer ** (2)(3)       61      Chief Executive            1993           5,000 (7)*
                                            Officer, Lahey Clinic,
                                            Burlington, Massachusetts
Term expires in 1999:
M. Ross Brown                       62      Vice President of the      1984          27,500 (5)(7)*
                                            Company

Edward F. Voboril (2)(3)            53      President and CEO of       1990           5,000 (7)*
                                            Wilson Greatbatch Ltd,
                                            Clarence, NY
Term expires in 1998:
Bernard M. Gordon                   69      Chairman of the Board      1969       4,720,192 (4)(6)
                                            and Chief Executive
                                            Officer of the Company

John A. Tarello                     65      Senior Vice President      1979          42,500 (7) *
                                            and Treasurer of the
                                            Company

Gerald L. Wilson (2)(3)             57      Former Dean, School        1980           2,000 *
                                            of Engineering and
                                            Professor, Massachusetts
                                            Institute of Technology
Beneficial Ownership of Shares
by All Directors and Executive
Officers as a Group (8 persons)                                                 4,874,276 (4)(5)(6)(7)

/TABLE

* Represents less than 1% ownership



   (1) The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.
   (2)   Member of Audit Committee.
   (3)   Member of Compensation Committee.
   (4) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.
   (5)   These amounts include certain shares issued under the
         Company's Key Employee Stock Bonus Plan which are subject
         to forfeiture under certain circumstances (see the section of this proxy statement entitled Executive Compensation).
   (6) Exclusive of 6,000 shares owned by Mrs. Gordon, in which Mr. Gordon disclaims all beneficial interest.
   (7)   These amounts include certain shares deemed beneficially owned
         under Exchange Act Rule 13d-3(d)(1).

   Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995.

   Bruce R. Rusch was appointed a Vice President of the Company in January 1993 and President in January 1995. Mr. Rusch has been President of SKY Computers, Inc. since 1987. SKY Computers, Inc. was acquired by Analogic effective April 1, 1992. Mr. Rusch is a director of Astea International, Inc.

   John A. Tarello was the Company's Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, and has been Senior Vice President since 1980, and Treasurer since 1985. He is also a director of Spire Corporation.

   Dr. Gerald L. Wilson is the former Dean of the School of Engineering at Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT's faculty since 1965, and currently serves as a professor of Electrical and Mechanical Engineering. He is a director of Commonwealth Energy Systems and ASECO Corporation.
He also served as Vice President of Technology and Manufacturing for Carrier Corporation during 1991 and 1992.

   Dr. Bruce W. Steinhauer has been Chief Executive Officer of the Lahey Clinic in Burlington, Massachusetts, since early 1992. Prior to that he was Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

   M. Ross Brown joined the Company in August 1984 and is responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

   Mr. Voboril has been President and CEO of Wilson Greatbatch Ltd. of Clarence, New York since December 1990.

   By reason of Mr. Gordon's beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable
Remainder Unitust, Mr. Gordon, along with Mr. Soshnick and Mr.
Bonder, may be deemed to control the Company.

   The Board of Directors held four (4) meetings during fiscal 1996.

   The Company has an Audit Committee and a Compensation
Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Audit Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio member of the Compensation Committee. The function of the Audit Committee is to confer with the Company's independent auditors concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the 1996 fiscal year, the Committee met once with Coopers & Lybrand
L.L.P. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers' salaries and other compensation matters. The Compensation Committee met once during the 1996 fiscal year to review and approve salaries of the Company's officers for fiscal 1997. The Board does not have a nominating committee.

EXECUTIVE OFFICERS

   The Company has one executive officer who is not a Director.

   Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mr. Bernard M. Gordon and Mr. Bernard L. Friedman, the
Company's former Vice Chairman of the Board (Mr. Friedman resigned on July 31, 1993), each own 50% interest in a limited partnership (Audubon Realty, Ltd.), which owns the Danvers, Massachusetts facilities leased by the Company for a term to July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The fixed annual rent on the entire 170,000 square feet was increased from $1,042,000 to $1,125,000 effective March 1, 1995, and shall be adjusted as of March 1 every third year to reflect increases in the cost of living. Both of the facilities are sublet on a self-renewing lease to Siemens Medical Electronics, Inc. for a term which as presently extended will end on December 1, 1998, subject to an 18 month notice of cancellation, on a triple-net basis.

   Mr. Gordon and Mr. Friedman each own a 50% interest in a limited partnership (Audubon Realty, Ltd.) which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term to July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The fixed annual rent for this facility was increased from $315,000 to $333,000 effective May 1, 1996, and shall be adjusted as of May 1 every third year to reflect increases in the cost of living.

EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                                                   LONG-TERM
                             ANNUAL COMPENSATION                   COMPENSATIONS
                                                                   AWARDS


                                                                      Restricted
                                                                      Stock       Stock   All other
Name and                                               Total Annual   Awards     Options  Compensation
Principal Position       Year    Salary    Bonuses     Compensation   (A)(B)                    (C)
Bernard M. Gordon         1996   $325,000   $25,000       $350,000     ----         ----       $3,024
   Chairman (CEO)         1995    325,000    50,000        375,000     ----         ----        3,186
                          1994    300,000    50,000        350,000     ----         ----        4,698


Bruce R. Rusch            1996   $225,000   $21,000       $246,000     ----         ----       $2,855
     President (COO)      1995    206,519    35,000        241,519     ----         ----        3,007
                          1994    159,958    47,000        206,958     ----         ----         ----


John A. Tarello           1996   $210,000   $21,000       $231,000     ----         ----       $3,062
   Senior Vice President  1995    210,000    35,000        245,000     ----         ----        3,225
   and Treasurer          1994    195,000    35,000        230,000     ----         ----        3,842


M. Ross Brown             1996   $185,000   $18,000       $203,000     ----         ----       $2,921
   Vice President         1995    185,000    30,000        215,000     ----         ----        3,076
                          1994    175,000    30,000        205,000     ----         ----        3,316

Julian Soshnick           1996   $185,000   $18,000       $203,000     ----         ----       $2,949
   Vice President and     1995    185,000    30,000        215,000     ----         ----        3,106
   General Counsel        1994    175,000    30,000        205,000     ----         ----        3,345
/TABLE

______________________
(A) Represents stock grants under the Company's Key Employee Stock Bonus Plan dated March 14, 1983, as amended and restated on January 27, 1988, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a noncompetition agreement in a form satisfactory to the Company.
The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, during the subsequent four-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company's employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Stock Bonus Plan committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(B) As of July 31, 1996, the following table reflects aggregate stock bonus awards, granted in 1993, for which transfer restrictions have not yet lapsed:
                                Shares           Market Value
Bruce R. Rusch                   33,750            $961,875
M. Ross Brown                    22,500             641,250
Julian Soshnick                  17,500             498,750




(C) Represents amounts allocated to the Named officers pursuant to the Company's profit sharing plan under which it may, but is not required to, make contributions to a trust for the purpose of providing retirement benefits to employees.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

There were no stock options awarded to named officers under the Company's Key Employee Stock Option Plans during the last fiscal year.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of July 31, 1996; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                   Number of                 Value of Unexercised
                    Number of                   Unexercised Options          In-The-Money Options
               Shares Acquired    Value         at Fiscal Year End           At Fiscal Year End(A)(B)
Name             On Exercise    Realized (A) Exercisable  Unexercisable     Exercisable   Unexercisable
Bernard M. Gordon    ----         ----         ----           ----              ----          ----

Bruce R. Rusch       ----         ----         ----           ----              ----          ----

John A. Tarello      ----         ----       10,000           ----          $136,250          ----

M. Ross Brown        ----         ----        2,500          7,500           $34,062      $102,188

Julian Soshnick      ----         ----        2,500          2,500           $34,062       $34,062



(A) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise or July 31, 1996, in the case of the unrealized values, and the applicable exercise prices.

(B) "In-the-money" options are options whose exercise price was less than the market price of Common
Shares at July 31, 1996.

COMPENSATION OF DIRECTORS

    Each director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

    In February 1988, the Board of Directors adopted and stockholders approved at the January 1989 Annual Meeting of Stockholders, the 1988 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1988 Plan"). Pursuant to the 1988 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1988 Plan is the fair market value of the Common Stock on the date of grant. The 1988 Plan provides that each Non-Employee director as of the date on which the Board of Directors adopted the 1988 Plan shall be granted an option to acquire 5,000 shares. Each Non-Employee director who is subsequently elected to the Board of Directors shall be granted an option to acquire 5,000 shares after one year of service. In June, 1996 the Board of Directors amended the 1988 plan to increase the number of options that could be granted to each Non-Employee director to 10,000 shares.

    Options granted under the 1988 Plan are exercisable for a nine-year period commencing one year after the date of grant. During that exercise period, subject to the occurrence of certain events, options may be exercised only to the extent of (a) 33 1/3% of the number of shares covered by the option one or more years after the date of grant, (b) 66 2/3% of the number of shares subject to the option two or more years after the date of grant, and (c) 100% of the number of shares subject to the option three or more years after the date of grant.

    The 1988 Plan is administered by members of the Company's Board of Directors.

    The following table sets forth options granted pursuant to the 1988 plan as of July 31, 1996:

               Date of  Options   Option    Options       Options    Options
                Grant   Granted   Price    Exercised      Exerc.    Unexerc.

Dr. Wilson      2/01/88  5,000    $7.125     5,000         ---        ---
Dr. Wilson      6/12/96  5,000   $27.750     ---           ---       5,000
Mr. Voboril     6/12/91  5,000   $10.875     ---          5,000       ---
Mr. Voboril     6/12/96  5,000   $27.750     ---           ---       5,000
Dr. Steinhauer 10/08/93  5,000   $14.750     ---          3,334      1,666
Dr. Steinhauer  6/12/96  5,000   $27.750     ---           ---       5,000

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION



    Analogic Corporation is engaged in the design, manufacture and marketing of advanced precision data conversion and computer-based signal processing instruments and equipment which are used to acquire, condition, translate, compute, interpret, store, transmit, or display critical data in modern industrial, scientific, medical, communications and other system applications.

    Analogic's technology-driven philosophy and strategic growth objectives require an ability to recruit and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of shareholder value.

    It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

     Align management objectives with shareholder interest,

     Balance short-term (annual) business plans with longer-term strategic goals,

     Link individual and Company performance to executive remuneration, and

     Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

    The Committee determines and approves all recommendations for salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives of the Company.

ANNUAL COMPENSATION

    Executive salary ranges and annual incentive award targets are established annually after reviewing comparative data from companies in similar industries, with similar sales volume. The Company's practice is to compensate executives at a competitive level for its industry.

    Each position is placed in a salary range appropriate to the scope of the position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall
Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, new product introduction, manufacturing efficiency, product quality, employee morale and employee turnover.

    Individual performance factors are relevant to the area of responsibility for each executive, and include division performance where appropriate.

    The committee elected to keep executive base salaries for fiscal year 1997 at their current levels.

LONGER-TERM INCENTIVES

    Stock incentives, which include stock options and/or stock grants, were provided through the following Plans which were previously approved by vote of the shareholders:

     Key Employee Non-Qualified Stock Option Plan dated May 13,
1985.

     Key Employee Incentive Stock Option Plan amended on January 28,
1987.

     Key Employee Stock Bonus Plan as restated January 27, 1988.

     Key Employee Incentive Stock Option Plan dated June 11, 1993.

    The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

    The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of the Chief Executive Officer, Mr. Bernard M. Gordon, is determined by the Committee following evaluation of his individual performance and the overall Company performance with considerable respect to financial results. The key performance measure for this position is the ability to provide the leadership and vision necessary to assure continuing success. Other measures of quantitative and qualitative performance are similar to those used for all Corporate Officers, as is the method of evaluating competitive compensation practices.

    Mr. Gordon's base salary was not increased in 1996 which reflects the Committee's election to keep executive base salaries at their current levels. The amount of Mr. Gordon's incentive award was based on annual financial results. Due to his position as founder of the Company, Mr. Gordon personally identifies with the future of the organization and has declined to participate in stock incentive arrangements. Overall, his compensation is conservative, particularly in light of his leadership position in the electronics industry.

                                    COMPENSATION COMMITTEE


                                    Bruce W. Steinhauer
                                    Edward F. Voboril
                                    Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

    The graph below compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Center for Research in Security Prices of the University of Chicago ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company's primary SIC Code. The graph assumes $100 invested on July 31, 1991, in the Company's Common Shares and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.

                                         [G R A P H I C]

The flowing legend represents data presented in graphical form.

CRSP Total Returns Index for:             7/31/91    7/31/92   7/31/93   7/31/94   7/31/95   7/31/96
     ANALOGIC CORPORATION                   100.0     101.1     133.0     140.7     167.8      253.9
     Nasdaq Stock Market (US Companies)     100.0     117.4     142.8     147.0     206.3      225.0
     NASDAQ Stocks (SIC 3800-3899 US
     Companies)                             100.0      99.4      93.5      88.1     139.5      136.4
     Measuring instruments; photo, med
     & optical goods; timepieces

Notes:

     A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.0 on 7/31/91.

                                    PROPOSAL 2
                        APPROVAL OF THE 1997 NON-QUALIFIED
                               STOCK OPTION PLAN FOR
                              NON-EMPLOYEE DIRECTORS

    The Board of Directors has adopted, subject to the approval of the stockholders, the Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997 ("The 1997 Plan"), a copy of which is attached as Exhibit A to this proxy statement. The Board of Directors believes that the granting of such stock options helps the Company in its efforts to attract and retain highly qualified directors and to encourage them to exert their best efforts on behalf of the Company. Accordingly, the Board recommends that the stockholders vote for approval of the 1997 Plan, and the proxies will be so voted unless a stockholder specifies otherwise. The affirmative vote of a majority of the shares voting on the matter (provided such majority is at least a majority of the number of shares required to constitute a quorum) will be necessary to approve the 1997 Plan.

    The following is a summary description of the 1997 Plan. For information concerning the participation by executive officers and directors of the Company in all of the Company's stock option and benefit plans, see "Executive Compensation" in this Proxy Statement.

    Purpose

    The purpose of this 1997 Non-Qualified Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

    Stock Available for Options

    A total of up to 50,000 shares of Common Stock may be issued upon exercise of options granted under the 1997 Plan. The shares of Common Stock to be issued upon exercise of options may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason are available for subsequent option grants.

    Administration of the Plan

    The Plan shall be administered by the Board of Directors of the Corporation. The Board shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

    Eligibility; Grant of Option

    Options will be granted only to directors of the Corporation or of a Subsidiary who are not otherwise employees of the Corporation or any Subsidiary. Each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 Shares, effective as of the date he or she is first elected to the Board; provided, however, that upon such first election a new Non-Employee Directors shall not receive a grant under both this Plan and the 1988 Plan. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option, whether under this Plan or the 1988
Plan, that Non-Employee Director shall be granted an option to acquire 5,000 Shares, effective as of the date of that fourth anniversary.

    Option Prices

    The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

    Exercise of Options. Options granted under the 1997 Plan are exercisable during the period commencing one year after the date of grant and ending 10 years after the date of grant (the "Option Exercise Period") with respect to the following indicated percentage of the total number of shares of Common Stock subject to an option at the expiration of the following indicated periods from the date of grant of an option:

    (a) 33 1/3% of the number of shares subject to an option one or more years after the date of grant;
    (b) 66 2/3% of the number of shares subject to an option two or more years after the date of grant; and
    (c) 100% of the number of shares subject to an option three or more years after the date of grant.

    Payment of the Exercise Price, together with the amount of any tax or excise due in respect of the sale of the shares of Common Stock subject to an option must be made in full upon exercise of an option in whole or in part in cash, by delivery of shares of Common Stock or any combination of cash and shares of Common Stock as the Board of Directors may determine. As a condition to the exercise of options, the Company may require the option holder to pay the Company the amount of any taxes which the Company may be required to withhold. The
Company will not issue a certificate for shares of Common Stock until full payment for such shares has been made and until all legal requirements applicable to the issuance and transfer of such shares have been satisfied. An option holder has none of the rights of a stockholder until shares are issued to him or her.

    Rights in the Event of Termination of Employment or Death. If an option holder retires or dies during the Option Exercise Period, his or her options will be exercisable only during the 12 months following such retirement or death with respect to the number of shares as to which the options were exercisable immediately prior to such retirement or death (unless the Option Exercise Period expires sooner).

    In the event an option holder ceases to be an independent director of the Company for any reason other than retirement or death, the options held by him or her will be exercisable with respect to the number of shares as to which the options were exercisable immediately prior to the date such person ceases to be an independent director during the seven month period following such date.

    Transfer Restrictions. An option is exercisable only by the option holder during his or her lifetime, and no option or right or interest in an option is assignable or transferable by the holder except by will or the laws of descent and distribution.

    Change in Common Stock.   If the Company is a party to any
merger or consolidation, purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors has the power to make arrangements for the substitution of new options for, or the assumption by another corporation of, any unexpired options.

    If by reason by recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into a different number or kind of shares or other securities of the Company, the Board of Directors will conclusively determine the appropriate adjustment in the Exercise Price of outstanding options and in the number and kind of shares as to which outstanding options will be exercisable.

    In the event of any of the foregoing transactions, the total number of shares of Common Stock for which options may be granted will be appropriately adjusted by the Board of Directors.

    Indemnity. The Board of Directors shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities under the 1997 Plan. The Company has agreed to indemnify the members of the Board of Directors, in respect of any claim, loss, damage or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the fullest extent permitted by law.

    Duration of the 1997 Plan. The 1997 Plan may be discontinued at any time by the Board of Directors. Subject to being so discontinued, it will terminate on the tenth anniversary from the date of its adoption by the Board, and no options may be granted under the 1997 Plan after such date. Termination will not affect the validity of options granted prior to the date of termination.

    Federal Tax Consequences. The 1997 Plan does not qualify as an incentive stock option plan within the meaning of section 422 of the code.

    An option holder under the 1997 Plan generally will not be taxed upon the grant of an option, but rather at the time of exercise of the option.

    Ordinarily, an option holder will recognize ordinary income at the time an option is exercised in an amount equal to the excess of the fair market value (upon exercise) of the shares of Common Stock purchased over the Exercise Price. However, in general, option holders under the 1997 Plan will be subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") upon their sale of shares of Common
Stock. In the case of exercise of an option by someone whose sale of shares of Common Stock would subject him or her to liability under
Section 16(b) of the Exchange Act, recognition of income by the option holder will be postponed so long as sale of the shares would expose the option holder to liability, unless the option holder makes an election pursuant to Section 83(b) of the Code within 30 days after exercise to the taxed as of the exercise date as described above.

    If the option holder fails to make a Section 83(b) election, he or she will recognize ordinary income at the time of exercise. Such sale would no longer expose him or her to liability under Section 16(b) of the Exchange Act in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the Option Exercise Price.

    The Company generally will be entitled to a federal income tax deduction at the same time as, and in the same amount that, the option holder recognizes ordinary income provided that the Company satisfies its withholding obligations.

    When an option holder disposes of the shares of Common Stock received upon exercise of an option, he or she will recognize capital gain or loss in an amount equal to the difference between the sales price and the fair market value on the date on which the option holder recognized ordinary income as a result of the exercise of the option.

    An option holder who pays the Exercise Price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. If the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on that date.

    The 1997 Plan is not qualified under Section 401 of the Code and is not subject to the provision of the Employee Retirement Income Security Act of 1974, as amended.

    Vote Required to Adopt the 1997 Plan.

    The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required to approve the 1997 Plan.

    The Board of Directors recommends a vote FOR the adoption of the 1997 Plan.

    Amendment or Termination of the 1997 Plan. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan (as provided by paragraph 12 of the Plan). No amendment, suspension or termination of the 1997 Plan, except as described herein, may affect the rights of an option holder without his or her consent.
      23                             PROPOSAL 3
                               APPROVAL OF AUDITORS

    It is proposed that the stockholders ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company to audit its financial statements for the fiscal year ending July 31, 1997. The Board of Directors recommends an affirmative vote for the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's auditors.
The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required to approve Proposal 3.

                             PROPOSALS OF STOCKHOLDERS

    A stockholder of the Company who intends to present a proposal for action at the next Annual Meeting of Stockholders of the Company may seek to have his proposal included in the Company's proxy material for the Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder's address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 1998 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 15, 1997. The notice and text should be sent to the attention of John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960

                                   OTHER MATTERS

    The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

    The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

    THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.


                                             For the Board of Directors

December 2,1996



                                                       Julian Soshnick


                                                       Clerk




IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED
PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

                             P R O X Y

                         ANALOGIC CORPORATION

Proxy for Annual Meeting of Stockholders to be held January 24, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John A. Tarello, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the "Company") to be held at the Company's headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 24, 1997, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the nominees as directors and FOR Proposal 2, and FOR Proposal 3.

                   Election of all Directors: Nominees

                     Bruce R. Rusch, Bruce W. Steinhauer

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, please sign on the reverse side. You need not mark any boxes.

            CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE   SEE REVERSE
                                                                 SIDE

--------------------------------------------------------------------------
Reverse side of PROXY

__________________________________________________________________________
                   THIS IS YOUR PROXY.
                 YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.
__________________________________________________________________________

                         DETACH HERE

/x/ Please mark
    votes as in
    this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposal 2, and FOR Proposal 3.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

1.  To fix the number of Directors
    for the ensuing year at eight
    and the election of Directors. / / FOR  / / WITHHELD

2.  To consider and act upon the
    matter of adopting and approving
    the Company's Non-Qualified Stock
    Option Plan for Non-Employee
    Directors, dated January 31,
    1997.                         / / FOR  / / WITHHELD  / / ABSTAIN

3.  To consider and act upon the
    matter of ratifying the
    selection by the Board of
    Directors of Coopers &
    Lybrand L.L.P. as auditors
    of the Company for the
    current fiscal year.         / / FOR  / / WITHHELD   / / ABSTAIN

4. To act upon any and all matters incidental to any of the forgoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

                               MARK HERE FOR ADDRESS CHANGE
                               AND NOTE AT LEFT / /

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature______________Date________ Signature______________Date_______

                                        ANALOGIC CORPORATION
                                               APPENDIX

On page 10 of the printed document a graph appears containing the following information:

     (1) Five year graphical comparison of the cumulative total shareholder return on the Company's Common Shares.